UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DREAM FINDERS HOMES, INC.
(Exact name of registrant as specified in its charter)

Delaware	85-2983036
(State of incorporation or organization)	(IRS Employer Identification No.)

14701 Philips Highway, Suite 300, Jacksonville, FL	32256
(Address of principal executive officers)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.01	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.        Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of Dream Finders Homes, Inc., a Delaware corporation (the “Registrant”). A description of the Class A Common Stock is set forth under “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-251612) under the Securities Act of 1933, as amended, and declared effective by the Securities and Exchange Commission on January 20, 2021 (the “Registration Statement”). Such information shall be deemed to be incorporated herein by reference.

Item 2.        Exhibits.
Because no other securities of the Registrant are registered on the New York Stock Exchange and the securities being registered by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, no exhibits are required to be filed with this Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DREAM FINDERS HOMES, INC.

	By:	/s/ Robert E. Riva

Robert E. Riva
Vice President, General Counsel and Corporate Secretary

Date: October 6, 2022